EXHIBIT 10.1

LEASE

(SINGLE TENANT)

BETWEEN

THE IRVINE COMPANY LLC

AND

LANTRONIX, INC.

LEASE

THIS LEASE is made as of the 17th day of September, 2009, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, hereinafter called “Landlord,” and LANTRONIX, INC. WHICH WILL DO BUSINESS IN CALIFORNIA AS LANTRONIX, INC., a Delaware corporation, hereafter called “Tenant.”

ARTICLE 1.  BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Tenant’s Trade Name: Lantronix, Inc.

2.	Premises: The Premises are more particularly described in Section 2.1.

Address of Building: 167 Technology, Irvine, CA

Project Description: Corporate Business Center (as shown on Exhibit Y to this Lease)

3.	Use of Premises: General office, warehouse, sales and service, training and other uses permitted under the current zoning for the Premises, provided that no retail uses shall be permitted.

4.	Commencement Date: [See Section 3.1 of the Lease]

5.	Lease Term: 72 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.

6.	Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1-12	$1.05	$34,209.00
13-24	$1.08	$35,186.00
25-36	$1.11	$36,164.00
37-48	$1.15	$37,467.00
49-60	$1.18	$38,444.00
61-72	$1.22	$39,748.00

7.	Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.	Floor Area of Premises: approximately 32,580 rentable square feet

Floor Area of Building: approximately 32,580 rentable square feet

9.	Security Deposit: $0

Letter of Credit: $58,545.00

10.	Broker(s): Irvine Realty Company ("Landlord's Broker") and CRESA Partners/Newport Beach ("Tenant's Broker")

11.	Parking: 114 unreserved vehicle parking spaces in accordance with the provisions set forth in Exhibit F to this Lease.

12.	Address for Payments and Notices:

LANDLORD	TENANT
Payment Address:

THE IRVINE COMPANY LLC
Department #6446
Los Angeles, CA  90084-6446
Attn: Senior Vice President, Property Operations
           Irvine Office Properties

Notice Address:

THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Senior Vice President, Property Operations
           Irvine Office Properties

with a copy of notices to:

Prior to the Commencement Date: LANTRONIX, INC. 15355 Barranca Parkway Irvine, CA 92618 On and after the Commencement Date: LANTRONIX, INC. 167 Technology Irvine, CA 92618
THE IRVINE COMPANY LLC 550 Newport Center Drive Newport Beach, CA 92660 Attn: Vice President Operations Irvine Office Properties, Technology Portfolio

13.	Additional Provisions. The provisions of EXHIBIT G attached hereto are hereby incorporated into and made a part of this Lease.

LIST OF LEASE EXHIBITS:

Exhibit A	Description of Premises
Exhibit B	Operating Expenses
Exhibit C	Utilities and Services
Exhibit D	Tenant’s Insurance
Exhibit E	Rules and Regulations
Exhibit F	Parking
Exhibit G	Additional Provisions
Exhibit H	Landlord’s Disclosures
Exhibit I	Letter of Credit Template
Exhibit J	Hazardous Material Survey Form
Exhibit X	Work Letter
Exhibit Y	Project Description

ARTICLE 2.  PREMISES

2.1.    LEASED PREMISES.  Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”).  The Premises consist of all of the Floor Area of the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct.

2.2.    ACCEPTANCE OF PREMISES.  Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in this Lease.  Tenant acknowledges that the flooring materials which may be installed within portions of the Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils.  Subject to Landlord’s obligations contained in Section 3 of Exhibit G attached to this Lease, the taking of possession or use of the Premises by Tenant shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects.  Nothing contained in this Section 2.2 shall affect the commencement of the Term or the obligation of Tenant to pay rent.

ARTICLE 3.  TERM

3.1.    GENERAL.  The Term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions.  The Term shall commence (“Commencement Date”) on the date which is the earlier to occur of: (i) the commencement by Tenant of its regular business operations in the Premises, or (ii) December 1, 2009.  Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the "Commencement Memorandum") the actual Commencement Date and the expiration date (“Expiration Date") of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 10 business days (or provide specific written objections thereto within that period), then Landlord's determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive.

3.2.    TENDER OF POSSESSION.  Promptly following the full execution and delivery of this Lease, Landlord shall tender possession of the Premises to Tenant for Tenant’s construction of the “Tenant’s Improvements” pursuant to the provisions of the Work Letter attached as Exhibit X to this Lease.

ARTICLE 4.  RENT AND OPERATING EXPENSES

4.1.    BASIC RENT.  From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”).  If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date.  The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month.  No demand, notice or invoice shall be required.

4.2.    OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.

4.3.   LETTER OF CREDIT.  Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Amendment, an irrevocable stand-by letter of credit in the amount of Fifty-Eight Thousand Five Hundred Forty-five Dollars ($58,545.00). Said letter of credit shall be in form and with the substance of Exhibit I attached hereto, and issued by a financial institution which is acceptable to Landlord.  Landlord confirms and agrees that the letter of credit issued by Silicon Valley Bank currently being held by Landlord as security for the “Existing Lease” (as hereinafter defined) shall suffice as the letter of credit for this Lease, provided same is satisfactorily amended by SVB (“SVB”) to apply to these Premises and this Lease.  Upon any Default by Tenant beyond any applicable notice and cure period, Landlord shall be entitled to draw upon said letter of credit by the issuance of Landlord’s sole written demand to the issuing financial institution, which draw shall be in an amount necessary to cure the default in question and to compensate Landlord for all damages incurred thereby, as determined by Landlord in its sole but reasonable discretion, and if such amount cannot be readily determined by Landlord, then the full amount of the letter of credit can be drawn by Landlord pending determination of said amount.  Notwithstanding the foregoing, while the amount of any such draw shall be determined in Landlord’s sole but reasonable discretion as provided in the foregoing, if the amount of any such draw(s) shall ultimately exceed the amount of damages actually incurred by Landlord as the result of Tenant’s default (as determined pursuant to the applicable provisions of Article XIV of this Lease), then Landlord shall promptly refund any such excess to Tenant.  Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for the default.  If any portion of the letter of credit is drawn after a default by Tenant, Tenant shall within ten (10) business days after written demand by Landlord restore the letter of credit.  Failure to so restore said letter of credit within said ten (10) business days shall be a default by Tenant under this Lease.  Partial drawings upon said letter of credit shall be permitted.  The letter of credit shall provide for automatic annual renewals through that date which is thirty (30) days after the Expiration Date of the Term of this Lease (including any extensions of the Term as provided in this Lease).  In the event the letter of credit is not renewed by the issuing financial institution, or replaced with an acceptable letter of credit from another acceptable financial institution, on or before thirty (30) days prior to the then-scheduled expiration date of the letter of credit, then Landlord shall have the right to draw the full amount of such letter of credit and to hold such amount as cash security for Tenant’s full and faithful performance of its obligations under the Lease.  In the event of a draw down of the letter of credit to cash security as provided in the foregoing, the following shall apply: (i) upon any Default by Tenant, including specifically Tenant’s failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below (beyond any applicable notice and cure period), Landlord may retain, use or apply the whole or any part of such cash security to pay any sum which Tenant is obligated to pay under this Lease, sums that Landlord may spend or be required to expend by reason of the Default by Tenant or any loss or damage that Landlord may suffer by reason of such default or costs incurred by Landlord in connection with the repair or restoration of the Premises pursuant to Section 15.3 upon expiration or earlier termination of this Lease, (ii) Landlord shall not be required to keep the cash security separate from its general funds and Tenant shall not be entitled to interest on such cash security, (iii) if Tenant fully performs its obligations under this Lease, any unapplied balance of the cash security shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest under the Lease) within thirty (30) days after the expiration of the Term, and (iv) Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect, in connection with Landlord’s application of the cash security to prospective rent that would have been payable by Tenant but for the early termination due to Tenant’s Default.

ARTICLE 5.  USES

5.1.    USE.  Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; or (iii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project.  Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety and handicap access requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises.

5.2.    SIGNS.  Provided Tenant continues to occupy at least 50% of the Floor Area of the Premises, Tenant shall have the right to one (1) exterior “building top” sign on the Building for Tenant’s name and graphics in a location designated by Landlord, subject to Landlord's right of prior approval (which approval shall not be unreasonably withheld or delayed) that such exterior signage is in compliance with the Signage Criteria (defined below).  For so long as Tenant is the sole tenant of the Building, such signage rights shall be exclusive as to the Building.  Except as provided in the foregoing, and except for Landlord’s standard suite signage identifying Tenant’s name and/or logo, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building.  The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written reasonable determination, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria").  Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals, except to Landlord’s standard suite signage.  Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor, except that Landlord shall pay for the initial installation costs only of the standard suite signage.  If Tenant fails to maintain its sign in good condition and repair during the Term, and such failure continues for 30 days following written notice from Landlord, then Landlord may cure such failure at Tenant’s expense.  If Tenant fails to remove its sign and/or repair and restore any damage caused such removal by the Expiration Date or sooner termination of this Lease, then Landlord may do so at Tenant's expense.  Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building.  The term "sign" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.

5.3.    HAZARDOUS MATERIALS.

(a)      For purposes of this Lease, the term "Hazardous Materials" means (i) any "hazardous material" as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person's possession, use, storage, release or distribution of such substance or matter under any statutory or common law theory.

(b)      Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion.  Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of all such products.  Landlord may, in its sole and absolute discretion, place such conditions as Landlord deems appropriate with respect to Tenant's use, storage and/or disposal of any Hazardous Materials requiring Landlord’s consent.  Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, use, release, and/or disposal of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

(c)      Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Material Survey Form (the "Survey Form") in the form of Exhibit J attached hereto.  The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein.  Following the written request of Landlord on or after each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period.  In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto:  reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's storage, generation, use, release and/or disposal of Hazardous Materials.

(d)      Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all facilities, records and personnel related thereto.  Except in cases of emergency (where no notice shall be required),  Landlord shall provide Tenant with at least 48 hours prior written notice or any such inspection, which shall occur during normal business hours, and Landlord shall use its reasonable efforts to minimize any interference with Tenant’s business operations during any such inspection.  If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under, from or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease: (i) to enter upon the Premises following 10 days prior written notice to Tenant and Tenant’s failure to cure within said 10 days, to discharge Tenant’s obligations under this Section 5.3 at Tenant’s expense, and (ii) in cases of emergency, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action.  Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection with any such entry on the Premises.  In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

(e)      If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, subtenants, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials.  Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, under, from or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action.  To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Project and any other real or personal property owned by

Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building or the Project and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, subtenants, contractors, licensees or invitees.  Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Materials, the remediation thereof or any repair, restoration or cleanup related thereto.  If it is at any time discovered that Tenant or its agents, employees, subtenants, contractors, licensees or invitees may have caused or permitted the release of any Hazardous Materials on, under, from or about the Premises, the Building or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials.  Upon Landlord's approval of such plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup, remediate and/or remove all such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease.  The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease.

(f)      Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit H attached hereto.  Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit H, nor with respect to any Hazardous Materials which Tenant proves were not caused or permitted by Tenant, its agents, employees, subtenants, contractors, licensees or invitees.  Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, subtenants, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention.  Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord.  Landlord shall take responsibility, at its sole cost and expense, for any governmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of those Hazardous Materials conditions described in this Section 5.3(f) for which Tenant has no liability or responsibility.  The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney’s fees) of defending Tenant  from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord.  Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention.

(g)      Except as disclosed in Section 5.3(f) above (and/or as may otherwise be disclosed to Tenant in writing), Landlord warrants that, to “Landlord’s knowledge” (as hereinafter defined), there are no Hazardous Materials in or about the Premises which are in violation of any applicable federal, state or local law, ordinance or regulation.  As used herein, “Landlord’s knowledge” shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees or authorized agents of Landlord responsible for Hazardous Materials compliance matters.

ARTICLE 6.  LANDLORD SERVICES

6.1.    UTILITIES AND SERVICES.  Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease.  Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services.  Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly.  Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord.  Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

6.2.    OPERATION AND MAINTENANCE OF COMMON AREAS.  During the Term, Landlord shall operate all Common Areas within the Building and the Project.  The term “Common Areas” shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms, entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

6.3.    USE OF COMMON AREAS.  The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations described in Article 17 below.  Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord’s rules and regulations.  Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations.  Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose.  Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises or to the parking areas.

6.4.    CHANGES AND ADDITIONS BY LANDLORD.  Landlord reserves the right to make alterations or additions to the Building or the Project or to the attendant fixtures, equipment and Common Areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord.  No such change shall deprive Tenant of reasonable access to or use of the Premises or of the parking areas.

ARTICLE 7.  REPAIRS AND MAINTENANCE

7.1.    TENANT’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in good condition and repair, excepting ordinary wear and tear.  Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below, together with any supplemental HVAC equipment servicing only the Premises.  All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 7.4 below.  Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee) upon submission of an invoice.

7.2.    LANDLORD’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, mechanical and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above.  Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function.  Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease.  Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset.  Except as provided in Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.  All reasonable costs of any maintenance, repairs and replacements on the part of Landlord provided hereunder shall be considered part of Project Costs.

7.3.    ALTERATIONS.  Except for cosmetic alterations and projects that do not exceed $25,000.00 during any calendar year of the Term, and that satisfy the criteria in the next following sentence (which cosmetic work shall require notice to Landlord but not Landlord’s consent), Tenant shall make no alterations, additions, decorations, or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord.  Landlord’s consent shall not be unreasonably withheld as long as the proposed Alterations do not affect the structural, electrical or mechanical components or systems of the Building, are not visible from the exterior of the Premises, do not change the basic floor plan of the Premises, and utilize only Landlord’s building standard materials (“Standard Improvements”).  Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work.  Without limiting the generality of the foregoing, Tenant shall use Landlord’s designated mechanical and electrical contractors for all Alterations work affecting the mechanical or electrical systems of the Building.  Should Tenant perform any Alterations work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Tenant shall promptly fund the cost thereof to Landlord.  Tenant shall obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord, and except for cosmetic Alterations not requiring a permit, Landlord shall be entitled to a supervision fee in the amount of 5% of the cost of the Alterations.  In no event shall Tenant prosecute any work that results in picketing or labor demonstrations in or about the Building or Project.  Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord.  Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant.  Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder.  Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at least 30 days prior to the Expiration Date, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”), and to replace any non-Standard Improvements with the applicable Standard Improvements. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion thereof, is a Required Removable.  Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the subject Alterations are Required Removables.  In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted.

7.4.    MECHANIC’S LIENS.  Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.  Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute.  In the event that Tenant shall not, within 15 days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien.  All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid.  Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

7.5.    ENTRY AND INSPECTION.  Landlord shall at all reasonable times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final nine months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease.  If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Except in emergencies or to provide Building services, Landlord shall provide Tenant with at least 24 hours prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.

ARTICLE 8.  [INTENTIONALLY DELETED]

ARTICLE 9.  ASSIGNMENT AND SUBLETTING

9.1.    RIGHTS OF PARTIES.

(a)      Except as otherwise specifically provided in this Article 9, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b).  For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level.  Except as otherwise specifically provided in this Article 9, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, such a Transfer shall constitute a material default of this Lease.  Landlord shall not be deemed to have given its consent to any Transfer by any other course of action, including its acceptance of any name for listing in the Building directory.

(b)      Except as otherwise specifically provided in this Article 9, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord in writing and shall request Landlord’s consent thereto.  Tenant shall also submit to Landlord in writing:  (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information requested by Landlord and reasonably related to the Transfer.  Landlord shall not unreasonably withhold its consent, provided:  (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Building and Project; (2) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within 90 days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent; (3) the proposed assignee or subtenant is neither an existing tenant or occupant of the Building or Project nor a prospective tenant with whom Landlord has been actively negotiating to become a tenant at the Building or Project; and (4) the proposed transferee is not an SDN (as defined below) and will not impose additional burdens or security risks on Landlord.  If Landlord consents to the proposed Transfer, then the Transfer may be effected within 90 days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1(b).  Landlord shall approve or disapprove any requested non-subletting Transfer within 15 business days following receipt of Tenant’s written notice and the information set forth above, and shall approve or disapprove any requested subletting Transfer within 10 business days following receipt of Tenant’s written notice and the information set forth below.  Except in connection with a Permitted Transfer (as defined below), if Landlord approves the Transfer Tenant shall pay a transfer fee of $750.00 to Landlord concurrently with Tenant’s execution of a Transfer consent prepared by Landlord.

(c)      Notwithstanding the provisions of Subsection (b) above, and except in connection with a “Permitted Transfer” (as defined below), in lieu of consenting to a proposed assignment of this Lease or to a subletting of 50% or more of the Floor Area of the Premises for all or substantially all of the remainder of the Term, Landlord may elect to terminate this Lease in its entirety in the event of an assignment, or terminate this Lease as to the portion of the Premises proposed to be so subleased with a proportionate abatement in the rent payable under this Lease, such termination to be effective on the date that the proposed sublease or assignment would have commenced.  Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant.

(d)      Should any Transfer occur, Tenant shall, except in connection with a Permitted Transfer, promptly pay or cause to be paid to Landlord, as additional rent, 50% of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled Basic Rent and Operating Expenses payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the Basic Rent and Operating Expenses allocable to such portion as reasonably determined by Landlord), (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer, including without limitation, brokerage commissions paid by Tenant to effect the Transfer, and (iii) amounts reasonably allocable to the transfer to the assignee or subtenant of Tenant’s materials, inventory and equipment, if any, remaining in the Premises, provided that the foregoing reasonably allocable amounts shall not exceed 10% of any such excess in the aggregate.

(e)      The sale of all or substantially all of the assets of Tenant (other than bulk sales in the ordinary course of business), the merger or consolidation of Tenant, the sale of Tenant’s capital stock, or any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant’s parent company or a merger by Tenant or its parent company, shall be deemed a Transfer within the meaning and provisions of this Article.  Notwithstanding the foregoing, Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord but subject to the provisions of Section 9.2, provided that all of the following conditions are satisfied (a “Permitted Transfer”):  (i) Tenant is not then in Default hereunder (beyond any applicable notice and cure period); (ii) Tenant gives Landlord written notice at least 10 business days before such Permitted Transfer; and (iii)  the successor entity resulting from any merger or consolidation of Tenant or the sale of all or substantially all of the assets of Tenant, has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) at the time of the Permitted Transfer that is at least equal to the Net Worth of Tenant immediately before the Permitted Transfer.  Tenant’s notice to Landlord shall include reasonable information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

9.2.    EFFECT OF TRANSFER.  No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease.  Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant.  Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease.  Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease.  No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord, both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article, and the assignee/subtenant independently complies with all of the insurance requirements of Tenant as set forth in Exhibit D and evidence thereof is delivered to Landlord.  The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer.  Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.  In addition to the foregoing, no change in the status of Tenant or any party jointly and severally liable with Tenant as aforesaid (e.g., by conversion to a limited liability company or partnership) shall serve to abrogate the liability of any person or entity for the obligations of Tenant, including any obligations that may be incurred by Tenant after the status change by exercise of a pre-existing right in this Lease.

9.3.     SUBLEASE REQUIREMENTS.  Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to:  (i) treat such agreement as cancelled and repossess the subject space by any lawful means, or (ii) require that such transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement.  Landlord shall not, by reason of such attornment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. If Tenant is in Default (hereinafter defined), Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured.  Tenant hereby irrevocably authorizes and directs any transferee, upon receipt of a written notice from Landlord stating that a Default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease.  No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of Article 9 of this Lease, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

ARTICLE 10.  INSURANCE AND INDEMNITY

10.1.    TENANT’S INSURANCE.  Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D.  Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

10.2.    LANDLORD’S INSURANCE.  Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion:  property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the Building or Project.  In addition, Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time deem appropriate, including earthquake and commercial general liability coverage.  Landlord shall not be required to carry insurance of any kind on any tenant improvements or Alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, "Tenant Installations"), or on any trade fixtures, furnishings, equipment, interior plate glass, signs or items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur.  All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

10.3.    JOINT INDEMNITY.

(a)        To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, indemnify and hold harmless Landlord, its agents, lenders, and any and all affiliates of Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees.  Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.3(a) through counsel reasonably satisfactory to Landlord.  Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent such liability or expense: (i) is ultimately determined to have been caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees, or (ii) is covered by Landlord’s indemnity obligations set forth in Section 10.3(b) below.

(b)        To the fullest extent permitted by law, but subject to Section 10.5 below, Landlord shall defend, indemnify and hold harmless Tenant, its agents, lenders, and any and all affiliates of Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from any default by Landlord of its obligations under this Lease or from the active negligence or willful misconduct of Landlord, its employees, agents or contractors, or of any vendors under contract with Landlord, in connection with the maintenance or repair of the Common Areas of the Project.  Tenant may, at its option, require Landlord to assume Tenant’s defense in any action covered by this Section 10.3(b) through counsel reasonably satisfactory to Tenant.  Notwithstanding the foregoing, Landlord shall not be obligated to indemnify Tenant against any liability or expense to the extent such liability or expense: (i) is ultimately determined to have been caused by the negligence or willful misconduct of Tenant, its agents, employees, subtenants, vendors, contractors, invitees or licensees, or (ii) is covered by Tenant’s indemnity obligations set forth in Section 10.3(a) above.

10.4.    LANDLORD’S NONLIABILITY.  Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building, except to the extent of the gross negligence or willful misconduct of Landlord, its agents or any and all affiliates of Landlord in connection with the foregoing (but subject to Section 10.5 below).  It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building.  Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider.  Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests.  Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

10.5.    WAIVER OF SUBROGATION.  Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligation to pay deductibles under any such policies and this Lease.  By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees.  The foregoing waiver by Tenant shall also inure to the benefit of Landlord's management agent for the Building.

ARTICLE 11.  DAMAGE OR DESTRUCTION

11.1.    RESTORATION.

(a)        If the Building of which the Premises are a part, or the parking areas for the Building, are damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that:  (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance.  Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice.

(b)        As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease.  If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage.  If the anticipated repair period exceeds 270 days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 10 business days following delivery of the Casualty Notice.  Any such termination shall be effective as of the date of the casualty event.

(c)        In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term.  Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's insurance with respect to any Tenant Installations; provided if the estimated cost to repair such Tenant Installations exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs.  Within 30 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Tenant Installations.

(d)        From and after the date of the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises.

(e)        Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1(e), but subject to Section 10.5, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, contractors, invitees or representatives.  In addition, the provisions of this Section 11.1(e) shall not be deemed to require Landlord to repair any Tenant Installations, fixtures and other items that Tenant is obligated to insure pursuant to Exhibit D or under any other provision of this Lease.

11.2.    LEASE GOVERNS.  Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 12. EMINENT DOMAIN

Either party may terminate this Lease if (i) any material part of the Premises, (ii) any material points of vehicle access serving the Building, or (iii) any material parking rights under this Lease, are taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however, Tenant may file a separate claim for Tenant's personal property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.  Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13.  SUBORDINATION; ESTOPPEL CERTIFICATE

13.1.    SUBORDINATION.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant.  Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage.  Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations.  Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1.

Landlord warrants to Tenant that there are no ground or underlying leases, deeds of trust or other Mortgages encumbering the Building as of the date of the execution of this Lease.

13.2.    ESTOPPEL CERTIFICATE.  Tenant shall, within 10 business days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Defaults and the amount of rent that is due and payable.

ARTICLE 14.  DEFAULTS AND REMEDIES

14.1.    TENANT’S DEFAULTS.  In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a “Default” by Tenant:

(a)        The failure by Tenant to make any payment of rent required to be made by Tenant, as and when due, where the failure continues for a period of 5 business days after written notice from Landlord to Tenant.  For purposes of these default and remedies provisions, the term “additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

(b)        The assignment, sublease, encumbrance or other Transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord unless otherwise authorized in Article 9 of this Lease.

(c)        The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d)        Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (in which event the failure to perform by Tenant within such time period shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1(d), where the failure continues for a period of 30 days after written notice from Landlord to Tenant.  However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion.

(e)        Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.

14.2.    LANDLORD’S REMEDIES.

(a)        Upon the occurrence of any Default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i)    Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  Such termination shall not affect any accrued obligations of Tenant under this Lease.  Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property.  Landlord shall also be entitled to recover from Tenant:

(1)    The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)    The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3)    The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant (provided that such commissions and other expenses of reletting shall be amortized and only the amortized amounts thereof over the then-remaining Term of the Lease shall be payable as damages by Tenant), reasonable attorneys’ fees, and any other reasonable costs; and

(5)    At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.  The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including without limitation any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease.  Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the 24 month period immediately prior to Default, except that if it becomes necessary to compute such rental before the 24 month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period.  As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of 10% per annum.  As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(ii)    Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due.  Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises.  In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b)        The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.  No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant.  The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Default.  The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a Default under Section 14.1.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it.  Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant.  No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

14.3.    LATE PAYMENTS.

(a)        Any Rent due under this Lease that is not paid to Landlord within 5 business days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid.  The payment of interest shall not cure any Default by Tenant under this Lease.  In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises.  Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within 5 days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00; provided that Landlord shall waive the payment of said late charge for the initial delinquent payment of Basic Rent or Operating Expenses by Tenant.  Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

(b)        Following any third installment of Basic Rent that is not paid within 5 business days following notice of nonpayment from Landlord, Landlord shall have the option to require that beginning with the first payment of Basic Rent next due, Basic Rent shall no longer be paid in monthly installments but shall be payable quarterly 3 months in advance.  Should Tenant deliver to Landlord, at any time during the Term, 2 or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier’s check.

14.4.    RIGHT OF LANDLORD TO PERFORM.  If Tenant is in Default of any of its obligations under the Lease(beyond any notice and cure period), Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

14.5.    DEFAULT BY LANDLORD.  Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion. Tenant hereby waives any right to terminate or rescind this Lease as a result of any default by Landlord hereunder or any breach by Landlord of any promise or inducement relating hereto, and Tenant agrees that its remedies shall be limited to a suit for actual damages and/or injunction and shall in no event include any consequential damages, lost profits or opportunity costs.

14.6.    EXPENSES AND LEGAL FEES.  Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs.  The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

14.7.    WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a)        LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b)        In the event that the jury waiver provisions of Section 14.7(a) are not enforceable under California law, then the provisions of this Section 14.7(b) shall apply.  It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this lease or related to the Premises will be resolved in a prompt and expeditious manner.  Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 – 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”).  Any fee to initiate the judicial reference proceedings shall be paid by the party initiating such procedure; provided however, that the costs and fees, including any initiation fee, of such proceeding shall ultimately be borne in accordance with Section 14.6 above.  The venue of the proceedings shall be in the county in which the Premises are located.  Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 14.7(b), the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections.  If the parties are unable to agree upon a referee within such 10 day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under California Code of Civil Procedure Sections 639 and 640, as same may be amended or any successor statute(s) thereto.  If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity.  The proposed referee may be challenged by any party for any of the grounds listed in Section 641 of the California Code of Civil Procedure, as same may be amended or any successor statute(s) thereto.  The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with California law.  The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this lease, and the parties hereby waive any right to recover any such damages.  The referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law; provided, however, that the referee shall limit discovery to that which is essential to the effective prosecution or defense of the action, and in no event shall discovery by either party include more than one non-expert witness deposition unless both parties otherwise agree. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding.  In accordance with Section 644 of the California Code of Civil procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court.  The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 14.7(b).  To the extent that no pending lawsuit has been filed to obtain the appointment of a referee, any party, after the issuance of the decision of the referee, may apply to the court of the county in which the Premises are located for confirmation by the court of the decision of the referee in the same manner as a petition for confirmation of an arbitration award pursuant to Code of Civil Procedure Section 1285 et seq. (as same may be amended or any successor statute(s) thereto).

14.8.    SATISFACTION OF JUDGMENT.  The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Project, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15.  END OF TERM

15.1.    HOLDING OVER.  If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) without the prior written consent of Landlord, such tenancy shall constitute a tenancy at sufferance only and a Default by Tenant; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the 1st day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other.  In either of such events, possession shall be subject to all of the terms of this Lease, except that, subject to the right of either party to terminate any month-to-month tenancy on 30 days written notice, the monthly rental shall be 150% of the total monthly rental for the month immediately preceding the date of termination for the initial 3 months of hold-over, and shall be 200% of the total monthly rental for the month immediately preceding the date of termination for each month of hold-over thereafter.  The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord's right to recover the full amount due unless otherwise agreed in writing by Landlord.  If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender.  The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2.    MERGER ON TERMINATION.  The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

15.3.    SURRENDER OF PREMISES; REMOVAL OF PROPERTY.  Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all wallpapering and voice and/or data transmission cabling installed by or for Tenant, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease and/or the Work Letter (if any ) attached hereto, except for any items that Landlord may by written authorization allow to remain.  Tenant shall repair all damage to the Premises resulting from the removal and restore the affected area to its pre-existing condition, reasonable wear and tear excepted, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense.  If Tenant shall fail to comply with the provisions of this Section 15.3, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand.  If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE 16.  PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing.  Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within 5 business days after demand.  All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable.  Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service or electronic facsimile transmission, or by any courier or “overnight” express mailing service.  Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address.  The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery.  If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 17.  RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas.  Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder.  One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other.  Tenant’s failure to keep and observe the Rules and Regulations beyond any applicable notice and cure period shall constitute a Default under this Lease.  In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE 18.  BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease.  It is understood that Landlord's Broker represents only Landlord in this transaction and Tenant's Broker (if any) represents only Tenant.  Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease.  The foregoing agreement shall survive the termination of this Lease.

ARTICLE 19.  TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer.  Any funds held by the transferor in which Tenant has an interest, including without limitation, the Security Deposit, shall be turned over, subject to that interest, to the transferee.  No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit.  It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE 20.  INTERPRETATION

20.1.    NUMBER.  Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.

20.2.    HEADINGS.  The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3.    JOINT AND SEVERAL LIABILITY.  If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

20.4.    SUCCESSORS.  Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns.  Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5.    TIME OF ESSENCE.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.6.    CONTROLLING LAW/VENUE.  This Lease shall be governed by and interpreted in accordance with the laws of the State of California.  Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located.

20.7.    SEVERABILITY.  If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.8.    WAIVER.  One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition.  Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act.  No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.9.    INABILITY TO PERFORM.  In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay.  The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent.

20.10.   ENTIRE AGREEMENT.  This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect.  Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease.  No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

20.11.   QUIET ENJOYMENT.  Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.12.   SURVIVAL.  All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE 21.  EXECUTION AND RECORDING

21.1.    COUNTERPARTS.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

21.2.    CORPORATE AND PARTNERSHIP AUTHORITY.  If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that he is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms.  Tenant shall, at Landlord’s request, deliver a certified copy of its organizational documents or an appropriate certificate authorizing or evidencing the execution of this Lease.

21.3.    EXECUTION OF LEASE; NO OPTION OR OFFER.  The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises.  Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

21.4.    RECORDING.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

21.5.    AMENDMENTS.  No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest.  No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

21.6.    ATTACHMENTS.  All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

ARTICLE 22.  MISCELLANEOUS

22.1.    NONDISCLOSURE OF LEASE TERMS.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or pursuant to legal requirement.

22.2.    TENANT’S FINANCIAL STATEMENTS.  The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease.  The application and statements are represented and warranted by Tenant to be correct in all material respects and to accurately and fully reflect Tenant’s true financial condition as of the date of execution of this Lease by Tenant.  Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 days following Landlord’s request; provided, however, that so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived.

22.3.    MORTGAGEE PROTECTION.  No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any  Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord (which shall in no event be less than 60 days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued.  Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

22.4.    SDN LIST.  Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC).  In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

LANDLORD:

THE IRVINE COMPANY LLC,
a Delaware limited liability company

By   ________________________________
Steven M. Case
Senior Vice President, Leasing,
Office Properties

By   ________________________________
Tracy M. Perrelle
Vice President, Operations,
Office Properties

TENANT:

LANTRONIX, INC. WHICH WILL DO BUSINESS IN
CALIFORNIA AS LANTRONIX, INC.,
a Delaware corporation

By   ________________________________

Printed Name   ________________________

Title  _______________________________

By   ________________________________

Printed Name   ________________________

Title  _______________________________

167 Technology

EXHIBIT A

EXHIBIT B

Operating Expenses
(Net)

(a)        From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant's Share of all Operating Expenses, as defined in Section (f) below, incurred by Landlord in the operation of the Building and the Project.  The term "Tenant's Share" means 100% of the Operating Expenses determined by Landlord to benefit or relate substantially to the Building, plus that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of all or some of the buildings in the Project, for expenses determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building.  Landlord reserves the right to allocate to the entire Project any Operating Expenses which may benefit or substantially relate to a particular building within the Project in order to maintain greater consistency of Operating Expenses among buildings within the Project.  In the event that Landlord determines that the Premises or the Building incur a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may allocate a greater percentage of such Operating Expense to the Premises or the Building.  In the event that any management and/or overhead fee payable or imposed by Landlord for the management of Tenant's Premises is calculated as a percentage of the rent payable by Tenant and other tenants of Landlord, then the full amount of such management and/or overhead fee which is attributable to the rent paid by Tenant shall be additional rent payable by Tenant, in full, provided, however, that Landlord may elect to include such full amount as part of Tenant’s Share of Operating Expenses.

(b)        Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period.  Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent.  If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant's Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant's Share of Operating Expenses based upon the new estimate.  Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.

(c)        Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant's Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments of Tenant's Share of Operating Expenses, if any, to the actual Tenant's Share of Operating Expenses as shown by the Reconciliation Statement.  Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord's right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto.  Any amount due Tenant shall be credited against installments next coming due under this Exhibit B, and any deficiency shall be paid by Tenant together with the next installment.  Should Tenant fail to object in writing to Landlord's determination of Tenant's Share of Operating Expenses within 180 days following delivery of Landlord's Reconciliation Statement, Landlord's determination of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred.

(d)        Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant's Share of Operating Expenses already paid.  Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination.  However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the Expiration Date of the Term, in which event the appropriate party shall fund the amount by the Expiration Date.

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(e)        If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant's Share of Operating Expenses for the year, then the estimate of Tenant's Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant's Share of the increase.  Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the months for which the payments are due.  Tenant shall pay the increase to Landlord as part of the Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

(f)        The term "Operating Expenses" shall mean and include all Project Costs, as defined in Section (g) below, and Property Taxes, as defined in Section (h) below.

(g)       The term "Project Costs" shall mean, subject to the provisions of Section (i) below, all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2 of the Lease), and shall include the following charges by way of illustration but not limitation:  water and sewer charges; insurance premiums, deductibles, or reasonable premium equivalents or deductible equivalents should Landlord elect to self insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; janitorial services to any interior Common Areas; heating, ventilating and air conditioning; supplies; materials; equipment; tools; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; establishment of reasonable reserves for replacements and/or repairs; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project; the cost of any capital improvements or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital improvements or replacements (or, if such capital improvements or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital improvements or replacements would be recovered from the estimated cost savings) calculated at a market cost of funds, all as determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure whether such capital expenditure occurs during or prior to the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of an intrabuilding network cable service agreement for any intrabuilding network cable telecommunications lines within the Project, and any other maintenance, repair and replacement costs associated with such lines; capital costs associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional phone connections; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, 10.2, and Exhibits C and F of the Lease; and reasonable overhead and/or management fees for the professional operation of the Project.  It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord.

(h)        The term "Property Taxes" as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following:  (i) all real estate taxes or personal property taxes levied against the Premises, the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.  Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded.

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(i)     Notwithstanding anything to the contrary contained in this Exhibit B, Operating Expenses shall not include any of the following:

(i)   Any ground lease rental;

(ii)   Costs of capital improvements, alterations, repairs replacements, equipment and other capital expenditures (including, without limitation, rentals for items which if purchased, rather than rented, would constitute a capital item), except to the extent expressly permitted in Section (g) above or elsewhere in the Lease;

(iii)   Expenses incurred with respect to the installation of tenant or other occupants improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space exclusively for tenants or other occupants of the Project;

(iv)   Marketing costs including leasing commissions, attorneys' fees and other consultant fees in connection with the negotiation and preparation of leases and related agreements;

(v)   Expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged directly by Landlord or an independent contractor or a utility, but which are provided to another tenant or occupant of the Project the cost of which is included as Operating Expenses;

(vi)   Expenses incurred by Landlord due to the violation by Landlord of any of its obligations under this Lease, and penalties incurred as a result of Landlord's inability or unwillingness to make payments and/or to file any tax or informational returns when due;

(vii)   Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the overhead and profit increment exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for similar projects;

(viii)   Landlord's general corporate overhead and general and administrative expenses, and costs associated with the operation of the business of the Landlord entity, including partnership accounting and legal matters, and any compensation paid to clerks, attendants or other persons in commercial concessions operated by or through Landlord;

(ix)   Advertising and promotional expenditures, but excluding maintenance and repair costs for any signage identifying the Project;

(x)   Costs incurred by Landlord for the repair of damage to the Project , to the extent that Landlord is actually reimbursed by insurance proceeds;

(xi)   All assessments and premiums which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Common Area Operating Expenses except in the year in which the assessment or premium installment is actually paid;

(xii)   Costs incurred in connection with the original construction of the Project;

(xiii)   Any bad debt loss, rent loss, or reserves for bad debts or rent loss or reserves of any kind;

(xiv)   Wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project; and in no event any wages or benefits attributable to personnel above the level of property manager or building engineer;

(xv)   All items and services for which Tenant or any other tenant in the Project actually reimburses Landlord;

(xvi)   Electric power and other utility costs for which any tenant (including Tenant) directly contracts with a public service company;

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(xvii)   Costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors;

(xviii)   Any finders fees, brokerage commissions or the like;

(xix)   Legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and any tenant or providers, except to the extent that overall Operating Expenses are lowered thereby;

(xx)      Except as otherwise provided in Section (g) above or elsewhere in this Lease, depreciation, amortization and/or interest payments;

(xxi)   Except as provided in Section (g) above or elsewhere in this Lease, costs incurred in connection with any major change in the Project, such as adding or deleting Project rentable square feet;

(xxii)   Tax penalties and/or other penalties or fines incurred by Landlord due to Landlord’s failure or inability to make timely payment of Property Taxes; and

(xxiii)   Costs incurred by Landlord for repairs, replacements and/or restoration to or of the Project to the extent that Landlord is actually reimbursed by insurance or condemnation proceeds or by tenants (other than through Operating Expense pass-throughs), warrantors or other third parties.

Landlord shall not collect Project Costs from all of the tenants in the Project in an amount which is in excess of 100% of the Project Costs paid or incurred by Landlord or to which Landlord is otherwise entitled pursuant to the terms of this Lease and/or the other leases in the Project (including, without limitation, Landlord’s reasonable overhead and/or management fees).  Landlord further agrees to maintain its books and records for the Operating Expenses consistent with generally accepted accounting principles, consistently applied, and as generally applied in the real estate industry.

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EXHIBIT C

UTILITIES AND SERVICE

Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for electricity metered to the Premises, telephone, telecommunications service, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon.  Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of water, gas, sewer, refuse pickup and any other utilities and services that are not separately metered to the Premises and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within 10 days after delivery of Landlord's statement or invoice therefor.  Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant's proportionate share of such costs in the manner set forth in Section 4.2.  Tenant shall also pay to Landlord as an item of additional rent, within 10 days after delivery of Landlord’s statement or invoice therefor, Landlord’s “standard charges” (as hereinafter defined, which shall be in addition to the electricity charge paid to the utility provider) for “after hours” usage by Tenant of each HVAC unit servicing the Premises.  “After hours” shall mean more than 66 hours of usage during any week during the Term.  “After hours” usage shall be determined based upon the operation of the applicable HVAC unit during each week of the Term on a “non-cumulative” basis (that is, without regard to Tenant’s usage or nonusage of other unit(s) serving the Premises, or of the applicable unit during other weeks of the Term).  As used herein, “standard charges” shall mean $10.00 for each hour of “after hours” use (in addition to the applicable electricity charges paid to the utility provider).

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EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect at the Building, and Tenant shall also cause any subtenant to comply with the requirements.  Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements.  Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1.    Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect:  (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, contractual liability, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Tenant Installations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their actual replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss.  In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.    All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report.  The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such retained limit with full waiver of subrogation in favor of Landlord.  Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy.  A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises.  Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord prior to the expiration of the coverage.  In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

3.    Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit shall contain the following provisions and/or clauses satisfactory to Landlord:  (i) with respect to Tenant’s commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be excess of and noncontributory with any policies carried by Tenant, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds; (ii) except with respect to Tenant's commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord 30 days prior written notice.  Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant.

4.    In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this ExhibitD, any insurance required by this ExhibitD, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within 10 days following Landlord’s written demand to Tenant.

NOTICE TO TENANT:  IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Tenant's use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof.  In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1.    Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may appear unsightly from outside the Premises.

2.    The walls, walkways, sidewalks, entrance passages, elevators, stairwells, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for smoking, loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose.  The walkways, sidewalks, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities.  Smoking is permitted outside the building and within the Project only in areas designated by Landlord.  Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.  No tenant or employee or invitee or agent of any tenant shall be permitted upon the roof of the Building without prior written approval from Landlord.

3.    No awnings or other projection shall be attached to the outside walls of the Building.  No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4.    Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building except to affix standard pictures or other wall hangings on the interior walls of the premises so long as they are not visible from the exterior of the building.  Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing.  The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5.    The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

6.    Landlord shall direct electricians as to the manner and location of any future telephone wiring.  No boring or cutting for wires will be allowed without the prior consent of Landlord.  The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7.    With the exception of the warehouse and lab portion of the Premises, the Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises.  No exterior storage shall be allowed at any time without the prior written approval of Landlord.  The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

8.    Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise.  Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

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9.    No animals shall be permitted at any time within the Premises, except for seeing eye dogs and fish in tanks not exceeding 100 gallons (provided any such tank does not exceed the proper load limit for the second floor of the Premises).

10.   Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.  Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

11.   Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same.  Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord’s opinion distract from the use of the Premises for its intended purpose.  Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

12.   No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

13.   [Intentionally Omitted]

14.   The entire Premises, including vestibules, entrances, parking areas, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant.  All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection.  All cardboard boxes must be "broken down" prior to being placed in the trash container.  All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance.  Pallets must be immediately disposed of by tenant and may not be disposed of in the Landlord provided trash container or enclosures.  Pallets may be neatly stacked in an exterior location on a temporary basis (no longer than 5 days) so long as Landlord has provided prior written approval.  The burning of trash, refuse or waste materials is prohibited.

15.   Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

16.   All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease.  Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord.  In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.  Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to lobby(s), suite(s) and telephone & electrical room(s) which have been furnished to Tenant or which Tenant shall have had made.

17.   No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs.  Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

18.   [Intentionally Omitted]

19.   [Intentionally Omitted]

20.  Landlord may from time to time grant other tenants of the Project individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

21.    Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises.  Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

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EXHIBIT F

PARKING

Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 11 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking.  Tenant shall not use more parking spaces than such number.  All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant.  Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas.  There shall be no parking of any vehicles for longer than a seventy-two (72) hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense.  Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord.  Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas.  Subject to the provisions of the last sentence of Section 6.4 of the Lease, Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; after the expiration of the initial 72-month Term of the Lease, to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable.  Any person using the parking area shall observe all directional signs and arrows and any posted speed limits.  In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees.  Parking areas shall be used only for parking vehicles.  Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 72-hours, is prohibited unless otherwise authorized by Landlord.  Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage.  Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

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EXHIBIT G

ADDITIONAL PROVISIONS

The following additional provisions shall be binding on Landlord and Tenant:

1.   RIGHT TO EXTEND THIS LEASE.   Provided that no uncured Default has occurred under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease, then Tenant may extend the Term of this Lease for 1 extension period of 60 months.  Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months or more than 12 months prior to the Expiration Date of the Term, Tenant's irrevocable written notice of its commitment to extend (the “Commitment Notice”).  The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.

If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term, then not less than 90 days or more than 120 days prior to the Expiration Date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 60-month renewal of comparable space in the Project (together with any increases thereof during the extension period) as of the commencement of the extension period ("Landlord's Determination").  Should Tenant disagree with the Landlord's Determination, then Tenant shall, not later than 20 days following the delivery of the Landlord’s Determination, notify Landlord in writing of Tenant's determination of those rental terms ("Tenant's Determination").  Should Tenant fail to timely deliver the Tenant’s Determination, then Landlord’s Determination shall be deemed to constitute the fair market rental for the extension period.  Within 10 days following delivery of the Tenant's Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental.  If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter.  Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental.  Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the extension period.  Any appraiser designated hereunder shall have an MAI certification with not less than 5 years experience in the valuation of commercial industrial buildings in the vicinity of the Project.

Within 30 days following the selection of the appraiser and such appraiser's receipt of the Landlord's Determination and the Tenant's Determination, the appraiser shall determine whether the Landlord’s Determination or Tenant’s Determination more accurately reflects the fair market rental rate for the 60-month renewal of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period.  Accordingly, either the Landlord's Determination or the Tenant's Determination shall be selected by the appraiser as the fair market rental rate for the extension period.   In making such determination, the appraiser shall consider rental comparables for the Project (provided that if there are an insufficient number of comparables within the Project, the appraiser shall consider rental comparables for similarly improved space owned by Landlord in the vicinity of the Project with appropriate adjustment for location and quality of project), but the appraiser shall not attribute any factor for brokerage commissions in making its determination of the fair market rental rate.  At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental.  The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

Within 20 days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within 10 days after Tenant’s receipt of same.  Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the Expiration Date of the Term, without any extension and without any liability to Landlord.  Tenant’s rights under this Section shall belong solely to Lantronix, Inc., and any attempted assignment or transfer of such rights (except in connection with a “Permitted Transfer” as defined in Section 9.1(e) of the Lease) shall be void and of no force and effect.  Tenant shall have no other right to extend the Term beyond the single 60 month extension period created by this Section.  Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section.

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2.   TERMINATION OF EXISTING LEASE.   Landlord and Tenant are currently parties to that certain Industrial Lease dated June 28, 1993, for space located at 15353 and 15355 Barranca Parkway, Irvine, California (the “Existing Premises”), which lease was subsequently amended (as so amended, the “Existing Lease”).  The parties agree that the Existing Lease shall terminate effective as of the day preceding the Commencement Date of this Lease (the “Termination Date”), and Tenant shall quit and surrender possession of the Existing Premises to Landlord on or before the Termination Date as required by the applicable provisions of Sections 7.3 and 15.3 of the Existing Lease.  Such termination, however, shall not relieve Tenant of:

(a)    any rental obligations (or obligations for other charges) owed by Tenant, or other obligations required of Tenant, as are set forth in the Existing Lease which accrue prior to the Termination Date, and

(b)    any indemnity, hold harmless or other obligation under the Existing Lease which is reasonably intended to survive the expiration or early termination of the Existing Lease.

3.    LANDLORD: RESPONSIBILITIES.

(a)   Landlord shall correct, repair and/or replace any non-compliance of the Building and/or the Common Areas with all building permits and codes in effect and applicable as of the execution of this Lease, including without limitation, the provisions of Title III of the Americans With Disabilities Act (“ADA”). Said costs of compliance shall be Landlord’s sole cost and expense and shall not be part of Project Costs; provided that any cost of ADA compliance triggered by the permitting and/or construction of the Tenant Improvements shall be included as part of the “Completion Cost” of the Tenant Improvement Work (as defined in the Work Letter).  Landlord shall correct, repair or replace any non-compliance of the Building and the Common Areas with any revisions or amendments to applicable building codes, including the ADA, becoming effective after the execution of this Lease, provided that the amortized cost of such repairs or replacements (amortized over the useful life thereof) shall be included as Project Costs payable by Tenant.  All other ADA compliance issues which pertain to the Premises, including without limitation, in connection with Tenant’s construction of any Alterations or other improvements in the Premises and the operation of Tenant’s business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense.  The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section 3(a) shall be made promptly following notice of non-compliance from any applicable governmental agency.

(b)   Landlord warrants to Tenant that the roof, windows and seals, heating, ventilation and air conditioning systems and all plumbing and electrical systems serving the Premises shall be in good operating condition on the date the Premises are tendered to Tenant pursuant to Section 3.2 of the Lease.  Provided that Tenant shall notify Landlord of a non-compliance with the foregoing warranty not later than thirty (30) days following such tender of the Premises to Tenant, then Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s sole cost and expense (and not as a Project Cost).

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 EXHIBIT H

LANDLORD’S DISCLOSURES

SPECTRUM

The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease.  The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

1.    Landlord has been informed that the El Toro Marine Corps Air Station (MCAS) has been listed as a Federal Superfund site as a result of chemical releases occurring over many years of occupancy.  Various chemicals including jet fuel, motor oil and solvents have been discharged in several areas throughout the MCAS site.  A regional study conducted by the Orange County Water District has estimated that groundwaters beneath more than 2,900 acres have been impacted by Trichloroethlene (TCE), an industrial solvent.  There is a potential that this substance may have migrated into the ground water underlying the Premises.  The U.S. Environmental Protection Agency, the Santa Ana Region Quality Control Board, and the Orange County Health Care Agency are overseeing the investigation/cleanup of this contamination.  To the Landlord's current actual knowledge, the ground water in this area is used for irrigation purposes only, and there is no practical impediment to the use or occupancy of the Premises due to the El Toro discharges.

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EXHIBIT I

IRREVOCABLE STANDBY LETTER OF CREDIT

Number:	_____________
Date:	_____________
Amount:	_____________
Expiration:	_____________

BENEFICIARY	ACCOUNT PARTY

The Irvine Company	___________________
550 Newport Center Drive	___________________
Newport Beach, CA 92660	___________________
Attn: Senior Vice President, Finance Office Properties

We hereby issue our Irrevocable Letter of Credit No. _____________ in favor of The Irvine Company, and its successors and assigns for the account of _________________.  We undertake to honor your draft or drafts, delivered to us from time to time, for any sum or sums not to exceed a total of _______________ ($_____________) in favor of said beneficiary when accompanied by the draft described below and a letter from an officer of The Irvine Company or such successor or assign that states as follows:  “The “Landlord” under the Lease pursuant to which this letter of credit was issued is authorized to draw upon this Letter of Credit in the amount of the accompanying draft according to the terms of its lease agreement with the Account Party as “Tenant”.”

It is a condition of this letter of credit that it shall remain enforceable against us for a period of ____________ from this date and further, that it shall be deemed automatically extended for successive one-year periods without amendment thereafter unless thirty (30) days prior to the expiration date set forth above, or within thirty (30) days prior to the end of any yearly Anniversary Date thereafter, you shall receive our notice in writing by certified mail, return receipt requested, that we elect not to renew this letter of credit for any subsequent year.  We shall reissue this letter of credit to a new party which is a successor or assign upon written request by The Irvine Company or such successor or assign accompanied by a certificate that the Lease pursuant to which this letter of credit was issued was assigned to such party.

The draft must be marked “Drawn under _______________ Letter of Credit No. _________ dated ___________.”

There are no other conditions of this letter of credit.  Except so far as otherwise stated, this credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce, Publication No. 500).

_______________________________________
_______________________________________

By:  _______________________________

By:  _______________________________

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EXHIBIT J

THE IRVINE COMPANY – INVESTMENT PROPERTIES GROUP

HAZARDOUS MATERIAL SURVEY FORM

The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group (“IPG”) property.  Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises.  Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.  When completed, the form should be sent to the following address:

THE IRVINE COMPANY MANAGEMENT OFFICE
111 Innovation Drive
Irvine, CA  92617

Your cooperation in this matter is appreciated.  If you have any questions, please call your property manager at (949) 720-4400 for assistance.

1.	GENERAL INFORMATION.

Name of Responding Company: _______________________________________________________________________
	Check all that apply:	Tenant	( )	Contractor	( )
		Prospective	( )	Existing	( )

Mailing Address: __________________________________________________________________________________
Contact person & Title: _____________________________________________________________________________
Telephone Number:  (   ) __________________________

Current TIC Tenant(s):

Address of Lease Premises:  __________________________________________________________________________

Length of Lease or Contract Term: _____________________________________________________________________

Prospective TIC Tenant(s):

Address of Lease Premises:  __________________________________________________________________________

Address of Current Operations:  _______________________________________________________________________

Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted.  Existing tenants and contractors should describe any proposed changes to ongoing operations.
________________________________________________________________________________________________
________________________________________________________________________________________________
________________________________________________________________________________________________

2.
HAZARDOUS MATERIALS.  For the purposes of this Survey Form, the term “hazardous material” means any raw material, product or agent considered hazardous under any state or federal law.  The term does not include wastes which are intended to be discarded.

	2.1	Will any hazardous materials be used or stored on site?

		Chemical Products	Yes ( )	No ( )
		Biological Hazards/ Infectious Wastes	Yes ( )	No ( )
		Radioactive Materials	Yes ( )	No ( )
		Petroleum Products	Yes ( )	No ( )

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2.2	List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

	Hazardous Materials	Location and Method of Storage	Quantity

	________________________	________________________	________________________
	________________________	________________________	________________________
	________________________	________________________	________________________

2.3
Is any underground storage of hazardous materials proposed or currently conducted on the premises?  Yes (   )   No  (   )

If yes, describe the materials to be stored, and the size and construction of the tank.  Attach copies of any permits obtained for the underground storage of such substances.

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

3.
HAZARDOUS WASTE.  For the purposes of this Survey Form, the term “hazardous waste” means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

	3.1	List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

		Hazardous Materials	Location and Method of Storage	Quantity

		________________________	________________________	________________________
		________________________	________________________	________________________
		________________________	________________________	________________________

	3.2	Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

		Hazardous Materials	Location and Method of Storage	Quantity

		________________________	________________________	________________________
		________________________	________________________	________________________
		________________________	________________________	________________________

	3.3	Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premise? Yes ( ) No ( )

If yes, please describe any existing or proposed treatment methods.

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

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	3.4	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4.	SPILLS

	4.1	During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes ( ) No ( )

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

	4.2	Were any agencies notified in connection with such spills? Yes ( ) No ( )

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

	4.3	Were any clean-up actions undertaken in connection with the spills? Yes ( ) No ( )

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

5.	WASTEWATER TREATMENT/DISCHARGE

	5.1	Do you discharge industrial wastewater to:

		_____storm drain?	_____sewer?
		_____surface water?	_____no industrial discharge

	5.2	Is your industrial wastewater treated before discharge? Yes ( ) No ( )

If yes, describe the type of treatment conducted.

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

	5.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.	AIR DISCHARGES.

	6.1	Do you have any air filtration systems or stacks that discharge into the air? Yes ( ) No ( )

	6.2	Do you operate any equipment that requires air emissions permits? Yes ( ) No ( )

	6.3	Attach copies of any air discharge permits pertaining to these operations. Yes ( ) No ( )

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7.	HAZARDOUS MATERIALS DISCLOSURES.

	7.1	Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes ( ) No ( )

7.2
Has your company prepared a Hazardous Materials Disclosure – Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements?  Yes (   )   No  (   )

If so, attach a copy.

7.3
Are any of the chemicals used in your operations regulated under Proposition 65? Yes (   )   No  (   )

If so, describe the procedures followed to comply with these requirements.

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

	7.4	Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ( ) No ( )

If so, describe the procedures followed to comply with these requirements.

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

8.	ANIMAL TESTING.

	8.1	Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ( ) No ( )

If so, describe the activity.

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

	8.2	Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ( ) No ( )

If so, describe the activity.

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

9.	ENFORCEMENT ACTIONS, COMPLAINTS.

	9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ( ) No ( )

If so, describe the actions and any continuing obligations imposed as a result of these actions.

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

	9.2	Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ( ) No ( )

	9.3	Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ( ) No ( )

9.4
If you answered “yes” to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same.

_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

By: ___________________________
Name: _________________________
Title: __________________________
Date: __________________________

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EXHIBIT X

WORK LETTER
(Tenant Buildout with Landlord’s Contribution)

I.      TENANT IMPROVEMENTS

The tenant improvement work ("Tenant Improvements") shall consist of the work required to complete certain improvements to the Premises pursuant to approved "Working Drawings and Specifications" (as defined below).  Tenant shall employ LPA, Inc. or another architect acceptable to Landlord (the "Architect") for preparation of the Working Drawings and Specifications (as hereinafter defined), and shall cause the Architect to inspect the Premises to become acquainted with all existing conditions.  Tenant shall contract with the “TI Contractor” (as defined below) to construct the Tenant Improvements.  The Tenant Improvements work shall be undertaken and prosecuted in accordance with the following requirements:

A.
Prior to the date of the Lease, Landlord and Tenant have approved that certain preliminary pricing plan dated August 17, 2009 prepared by the Architect for the Tenant Improvements (the “Preliminary Plan”).  Tenant shall submit the following to Landlord:  (i) working drawings and specifications prepared by the Architect based on the approved Preliminary Plan (the "Working Drawings and Specifications"), and (ii) any change proposed by Tenant to the approved Working Drawings and Specifications ("Change").  Within 5 business days following its submission to Landlord, Landlord shall approve (by signing a copy thereof) or shall disapprove any Change, and within 10 business days following its submission to Landlord, Landlord shall approve or shall disapprove the Working Drawings and Specifications.  Any failure by Landlord to approve or disapprove any Change or the Working Drawings and Specifications within the applicable time period therefor provided in the foregoing following receipt of all required and requested information from Tenant, shall constitute Landlord’s approval of the subject Change or of Working Drawings and Specifications.  If Landlord disapproves the Working Drawings and Specifications or Change, Landlord shall specify in detail the reasons for disapproval and Tenant shall cause the Architect to modify the Working Drawings and Specifications or Change to incorporate Landlord's suggested revisions in a mutually satisfactory manner.  Tenant agrees and acknowledges that Landlord has not checked, and will not check, the Preliminary Plan, the Working Drawings and Specifications and/or any Change for building code compliance (or other federal, state or local law, ordinance or regulations compliance), and that Tenant and its Architect shall be solely responsible for such matters.

B.
It is understood that except as provided below, the Tenant Improvements shall only include actual improvements to the Premises approved by Landlord as provided above, and shall exclude (but not by way of limitation) Tenant’s furniture, trade fixtures, partitions, equipment and signage improvements, if any.  Further, the Tenant Improvements shall incorporate Landlord's building standard materials and specifications ("Building Standard Improvements").  No deviations from the Building Standard Improvements may be required by Tenant with respect to doors and frames, finish hardware, entry graphics, the ceiling system, light fixtures and switches, mechanical systems, life and safety systems, and/or window coverings; provided that Landlord may, in its sole discretion, authorize in writing one or more of such deviations, in which event, but provided Tenant is advised of such replacement requirement at the time of Landlord’s authorization of any such deviation, Tenant shall be solely responsible for the cost of replacing same with the applicable Standard item(s) upon the expiration or termination of this Lease.  All other non-standard items ("Non-Standard Improvements") shall be subject to the prior approval of Landlord, which may be withheld in Landlord's sole discretion.  Landlord shall in no event be required to approve any Non-Standard Improvement if Landlord determines that such improvements (i) is of a lesser quality than the corresponding Building Standard Improvement, (ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level Landlord has agreed to provide Tenant under this Lease, or (iv) would have an adverse aesthetic impact from the exterior of the Premises.

C.
Tenant shall contract with Casco Contractors or another licensed general contractor acceptable to Landlord (the “TI Contractor”) for construction of the Tenant Improvements.  If required by Landlord, Tenant shall use the electrical, mechanical, plumbing and fire/life safety engineers designated by Landlord.  All subcontractors shall be subject to Landlord’s reasonable approval and Landlord may require that one or more designated subtrades be union contractors.  Tenant shall enter into an AIA III Cost of the Work with a Guaranted Maximum Price, and AIA 201 General Conditions construction contract (the “TI Contract”) with the TI Contractor for construction of the Tenant Improvements.  If requested by Landlord, Tenant shall deliver copy of the TI Contract to Landlord.  Tenant shall cause the Tenant Improvements to be constructed in a good and workmanlike manner in accordance with the approved Working Drawings and Specifications.

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D.	[Intentionally Deleted]

E.
Commencement of Tenant Improvements prior to permit issuance must be approved in advance by Landlord’s representative. Otherwise, prior to the commencement of the Tenant Improvements work, Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the work.

F.
The TI Contractor and each of its subcontractors shall comply with Landlord's requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord, prior to commencement of construction or the Tenant Improvements work.

G.	A construction schedule shall be provided to Landlord prior to commencement of the construction of the Tenant Improvements work, and weekly updates shall be supplied during the progress of the work.

H.
Tenant shall give Landlord 10 days prior written notice of the commencement of construction of the Tenant Improvements work so that Landlord may cause an appropriate notice of non-responsibility to be posted.

I.
The Tenant Improvements work shall be subject to inspection at all times by Landlord and its construction manager, and Landlord and/or its construction manager shall be permitted to attend weekly job meetings with the TI Contractor.

J.
Upon completion of the work, Tenant shall cause to be provided to Landlord (i) as-built drawings of the Tenant Improvements work signed by the Architect, (ii) CADD disks of the improved space compatible with Landlord's CADD system, (iii) a final punch list signed by Tenant, (iv) final and unconditional lien waivers from the TI Contractor and all subcontractors, (v) a duly recorded notice of completion of the improvement work, and (vi) a certificate of occupancy for the Premises (collectively, the "Close-Out Package").

K.
The Tenant Improvements work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws, the Americans with Disabilities Act ("ADA") and all applicable governmental permit and code requirements.

L.
All of the provisions of this Lease (including, without limitation, the provisions of Sections 7.4, 10.1 and 10.3), except for the covenants to pay rent, shall apply to and shall be binding on Tenant with respect to the construction of the Tenant Improvements.

M.
Tenant hereby designates Allison Garcia , Telephone (949) 453-7142, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant.  Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

N.	Tenant shall apply and pay for all utility services required for the Tenant Improvements.

O.
Landlord shall not be liable in any way for any injury, loss or damage which may occur to any Tenant Improvements work being performed by Tenant, the same being solely at Tenant’s risk.  Tenant confirms and agrees that the Commencement Date of the Lease is not conditioned upon nor shall such Date be extended by the completion of the foregoing Tenant Improvements.

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II.            COST OF THE TENANT IMPROVEMENTS WORK

A.
Landlord shall provide to Tenant a tenant improvement allowance in the amount of $325,800.00 (the “Landlord’s Contribution”), based on $10.00 per rentable square foot of the Premises, towards the “Completion Cost” of the Tenant Improvements (as hereinafter defined), with any excess cost of the Tenant Improvements to be borne solely by Tenant; provided, however that Tenant shall be entitled to use an amount of the Landlord’s Contribution not to exceed $114,030.00 towards Tenant’s cabling, furniture, fixtures and equipment, signage and moving costs for Tenant’s relocation to the Premises.  If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord’s Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment.

B.
The “Completion Cost” shall mean the costs of completing the Tenant Improvements in accordance with the approved Working Drawings and Specifications, including but not limited to the following:  (i) payments made to the TI Contractor, the Architect, engineers, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, and (iii) costs of all materials incorporated into the work or used in connection with the work.  The Completion Cost shall also include: (i) an administrative/overhead fee to be paid to Landlord in the amount of 2% of the Completion Cost, which fee shall be paid from the Landlord’s Contribution, and (ii) an administration/overhead fee to be paid to Tenant (or if directed by Tenant, to Tenant’s selected project management) in the amount of 3% of the Landlord’s Contribution funded towards the Completion Cost.

C.
The Landlord’s Contribution funded towards the Completion Cost of the Tenant Improvements, including without limitation, the Tenant’s administrative/overhead fee, shall be paid to Tenant within 30 days following substantial completion of the Tenant Improvements in accordance with this Work Letter and submission of the Close-Out Package to Landlord. Any portion of the Landlord’s Contribution funded towards the cost of cabling, furniture, fixtures and moving costs shall be paid within 30 days following invoicing by Tenant.

III.           DISPUTE RESOLUTION

A.
All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, with such arbitration to be held in Orange County, California, unless the parties mutually agree otherwise.  Within 10 business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within 5 business days thereafter, veto one of the three persons so designated.  If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than 2 arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter.  Any arbitration pursuant to this section shall be decided within 30 days of submission to JAMS.  The decision of the arbitrator shall be final and binding on the parties.  All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B.
Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen.  The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.  Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

C.
The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law.   The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be  expressly provided in the Lease.

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SCHEDULE I

CORPORATE BUSINESS CENTER
IRVINE, CALIFORNIA

**TENANT STANDARD GENERAL OFFICE:**

**CARPET**
Direct glue, from one of the following options:

Designweave - Z6354 Tempest Esq.:
a) 553 Steel Wool
b) 773 Melba Toast
c) 575 Silver Smoke
d) 535 Dolphin
e) 454 Denim

Designweave – Z6356 Techno:
a) 336 Lido
b) 252 Topaz
c) 518 Night Sky
d) 997 Silver Plum
e) 496 Galactic

**VINYL COMPOSITION TILE (VCT)**
12x12 VCT Armstrong Standard Excelon, from the following options:
a) 51803 Pearl White
b) 51899 Cool White
c) 51908 Pewter
d) 51899 Cool White

**PAINT / WALLS**
5/8" gypsum drywall on 2-1/2" x 25 ga. metal studs, floor to ceiling construction, no walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building perimeter walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall. Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White.

**BASE**
2-1/2"Burke rubber base color: Pearl 137P, straight at cut pile carpet, coved at resilient flooring and loop carpet.

**PLASTIC LAMINATE**
Plastic laminate color at millwork to be Nevamar "Smoky White", Textured #S-7-27T.

**CEILING**
2x4 Armstrong Second Look II #2776 White scored tile on Suprafine 9/16" T-bar grid. Continuous grid throughout.

**PERIMETER WALLS**
Furring, 25 ga. metal studs with 5/8" gypsum drywall, with batt insulation.

**LIGHTING**
2X4 fluorescent, 3-lamp energy saving ballasts, prismatic lens fixtures.

**DOORS**
1-3/4" solid core, 3"-0" x 8'-10", plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage "D" series "Sparta" latchset hardware, dull chrome finish.

**OFFICE SIDELITES**
All interior offices to have sidelite glazing adjacent to office entry door. 2' wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

**COFFEE BAR**
Eight (8) lineal feet of upper and lower plastic laminate faced cabinets, flush overlay custom grade design with stainless steel sink and garbage disposal at one location per tenant, adjacent to restrooms and/or building waste line.

Revised 8/12/02
J:\TIC-OutSpecs\9404710 New.doc
Page 5 of 7
THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER

CORPORATE BUSINESS CENTER
IRVINE, CALIFORNIA

## Tenant Improvement / Interior Construction Outline Specifications
(Continued)

**TENANT STANDARD GENERAL OFFICE (CONTINUED):**

**WINDOW COVERINGS**
Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

**TENANT STANDARD MECHANICAL:**

**HVAC**
Thermostats shall be provided with set points as required by Title 24. Ceiling diffusers and return perforated face in 2x4 ceiling grid. Distribution, drops and VAV boxes from shell supply main loop.

**FIRE PROTECTION**
Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of scored ceiling tile.
Ceiling drops from shell supply loop.

**TENANT STANDARD ELECTRICAL:**

**ELECTRICAL SYSTEM**
277/480 volt, three phase, four wire metered distribution section added to main service at Main Electrical Room.

Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.

Tenant electrical room to include 270/480 volt and 120/208 volt panels as required.
Building HVAC system is connected to the tenant distribution system as part of tenant improvements.

**LIGHTING**
Double switch per Title 24, paired in double gang box, white plastic cover, 42" AFF to switch centerline.
2x4 fluorescent light fixtures, 3-lamp energy saving ballasts, prismatic lens.
Exit signs: Internally illuminated, brushed stainless steel face.

**OUTLETS**
Power: 15-amp 125-volt specification grade duplex receptacle mounted vertically, 18" AFF to centerline, white plastic coverplate.

Telephone/Data: Single gang box with mud ring and pull string, mounted vertically, 18" AFF to centerline, Cover plate by telephone company. Teflon cable by tenant.

**TENANT STANDARD WAREHOUSE/SHIPPING AND RECEIVING:**

**FLOORS**
Sealed concrete.

**WALLS**
5/8" gypsum wallboard standard partition. Paint to match Frazee #484 City Lights; rated partition at occupancy separation as required by code.

**CEILING**
Exposed structure

Revised 8/12/02
Page 6 of 7
THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER

CORPORATE BUSINESS CENTER
IRVINE, CALIFORNIA

## Tenant Improvement / Interior Construction Outline Specifications
(Continued)

**TENANT STANDARD WAREHOUSE/SHIPPING AND RECEIVING (CONTINUED):**

**WINDOWS**
None

**ACCESS**
10'-0" x 10'-0" roll-up service doors.

**HVAC**
None

**PLUMBING**
Single accommodation restroom, if required.

Sheet vinyl flooring to be Armstrong Classic Corlon "Seagate" #86526 Oyster, with FRP panel wainscot to 48" high, painted walls above to be Frazee #484.

**LIGHTING**
Chain hung florescent strip.

**OTHER ELECTRICAL**
Convenience outlets; surface mounted at exposed concrete walls.

**SECURITY**
Lockable doors.

Revised 8/12/02
Page 7 of 7
THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER

Corporate Business Center

EXHIBIT Y